Exhibit 99.1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

For the three and six months ended June 30, 2021 and 2020

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Table of Contents

Three and Six Months Ended June 30, 2021

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands Except Per Share Amounts)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$11,358	$19,644
Restricted cash	1,326	1,326
Short-term investments	434	434
Accounts receivable, net of allowance of $3,876 and $4,060	35,124	41,893
Materials and supplies	11,080	7,624
Prepayments and other current assets	7,464	6,404
Total current assets	66,786	77,325

Property, plant and equipment	1,469,050	1,452,943
Less: accumulated depreciation and amortization	(1,078,433)	(1,062,027)
Property, plant and equipment, net	390,617	390,916

Operating lease right of use assets	99,403	89,821
Other assets	9,490	11,370
Total assets	$566,296	$569,432

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term obligations	$9,075	$9,067
Accounts payable, accrued and other current liabilities	52,394	49,700
Operating lease liabilities - current	3,254	3,392
Total current liabilities	64,723	62,159

Long-term obligations, net of current portion	155,611	159,641
Deferred income taxes	6,058	5,846
Operating lease liabilities - noncurrent	79,178	81,103
Other long-term liabilities, net of current portion	93,997	94,764
Total liabilities	399,567	403,513
Commitments and contingencies
Alaska Communications stockholders’ equity:
Common stock, $.01 par value; 145,000 authorized; 55,484 issued and 54,484 outstanding at June 30, 2021; 54,875 issued and 53,875 outstanding at December 31, 2020	555	549
Treasury stock, 1,000 shares at cost	(1,812)	(1,812)
Additional paid in capital	163,243	163,317
Retained earnings	9,600	9,442
Accumulated other comprehensive loss	(5,632)	(6,340)
Total Alaska Communications stockholders’ equity	165,954	165,156
Noncontrolling interest	775	763
Total stockholders’ equity	166,729	165,919
Total liabilities and stockholders’ equity	$566,296	$569,432

See Notes to Condensed Consolidated Financial Statements

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Condensed Consolidated Statements of Comprehensive Income

(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Six months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating revenues	$61,643	$59,456	$122,311	$117,722

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	30,169	27,134	57,535	54,248
Selling, general and administrative	16,238	16,225	34,527	31,619
Transaction and termination costs	1,683	-	2,606	-
Depreciation and amortization	11,343	10,033	22,391	19,873
Loss on disposal of assets, net	307	14	391	100
Total operating expenses	59,740	53,406	117,450	105,840

Operating income	1,903	6,050	4,861	11,882

Other income and (expense):
Interest expense	(2,580)	(2,739)	(5,232)	(5,698)
Interest income	1	68	4	143
Other income, net	25	33	418	414
Total other income and (expense)	(2,554)	(2,638)	(4,810)	(5,141)

Income before income tax expense	(651)	3,412	51	6,741

Income tax expense	182	(996)	64	(1,956)

Net income (loss)	(469)	2,416	115	4,785

Less net loss attributable to noncontrolling interest	(21)	(24)	(43)	(42)

Net income (loss) attributable to Alaska Communications	(448)	2,440	158	4,827

Other comprehensive income (loss):
Pension benefit obligation	39	36	78	71
Income tax effect	(11)	(10)	(22)	(20)
Unrealized gain (loss) on derivatives	442	(207)	911	(3,085)
Income tax effect	(126)	59	(259)	877
Total other comprehensive income (loss)	344	(122)	708	(2,157)

Total comprehensive income (loss) attributable to Alaska Communications	(104)	2,318	866	2,670

Net loss attributable to noncontrolling interest	(21)	(24)	(43)	(42)

Total comprehensive income (loss)	$(125)	$2,294	$823	$2,628

See Notes to Condensed Consolidated Financial Statements

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Six months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Number of Common Shares Issued and Outstanding
Balance at beginning of period	54,274	53,561	53,875	53,085
Issuance of common stock pursuant to stock plans, $.01 par	210	262	609	738
Balance at end of period	54,484	53,823	54,484	53,823

Total Stockholders’ Equity - Beginning Balance	$166,592	$168,861	$165,919	$173,509

Common Stock
Balance at beginning of period	553	546	549	541
Issuance of common stock pursuant to stock plans, $.01 par	2	2	6	7
Balance at end of period	555	548	555	548

Treasury Stock
Balance at beginning and end of period	(1,812)	(1,812)	(1,812)	(1,812)

Additional Paid In Capital
Balance at beginning of period	163,038	161,709	163,317	161,844
Stock-based compensation	353	409	742	718
Surrender of shares to cover minimum withholding taxes on stock-based compensation	(146)	-	(810)	(439)
Issuance of common stock pursuant to stock plans, $.01 par	(2)	122	(6)	117
Balance at end of period	163,243	162,240	163,243	162,240

Retained Earnings
Balance at beginning of period	10,048	12,902	9,442	15,367
Net income attributable to Alaska Communications	(448)	2,440	158	4,827
Cash dividends declared, $0.09 per common share	-	-	-	(4,852)
Balance at end of period	9,600	15,342	9,600	15,342

Accumulated Other Comprehensive Loss
Balance at beginning of period	(5,976)	(5,312)	(6,340)	(3,277)
Other comprehensive income (loss)	344	(122)	708	(2,157)
Balance at end of period	(5,632)	(5,434)	(5,632)	(5,434)

Noncontrolling Interest
Balance at beginning of period	741	828	763	846
Contributions from noncontrolling interest	55	-	55	-
Net loss attributable to noncontrolling interest	(21)	(24)	(43)	(42)
Balance at end of period	775	804	775	804

Total Stockholders’ Equity - Ending Balance	$166,729	$171,688	$166,729	$171,688

See Notes to Condensed Consolidated Financial Statements

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Six months Ended
	June 30,
	2021	2020
Cash Flows from Operating Activities:
Net income	$115	$4,785
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,391	19,873
Loss on disposal of assets, net	391	100
Amortization of debt issuance costs and debt discount	509	644
Amortization of deferred capacity revenue	(3,744)	(3,071)
Stock-based compensation	742	718
Deferred income tax expense	(70)	1,950
Charge (credit) for uncollectible accounts	290	(394)
Amortization of right-of-use assets	1,758	1,257
Other non-cash income, net	(53)	(66)
Changes in operating assets and liabilities	590	21,176
Net cash provided by operating activities	22,919	46,972

Cash Flows from Investing Activities:
Capital expenditures	(21,781)	(18,412)
Capitalized interest	(366)	(631)
Change in unsettled capital expenditures	(3,772)	(702)
Net cash used by investing activities	(25,919)	(19,745)

Cash Flows from Financing Activities:
Repayments of long-term debt	(4,531)	(4,378)
Contributions from noncontrolling interest	55	-
Payment of cash dividend on common stock	-	(4,820)
Payment of withholding taxes on stock-based compensation	(810)	(439)
Proceeds from the issuance of common stock	-	124
Net cash used by financing activities	(5,286)	(9,513)

Change in cash, cash equivalents and restricted cash	(8,286)	17,714
Cash, cash equivalents and restricted cash, beginning of period	20,970	28,293

Cash, cash equivalents and restricted cash, end of period	$12,684	$46,007

Supplemental Cash Flow Data:
Interest paid	$5,110	$5,708
Income taxes refunded	$(346)	$-

See Notes to Condensed Consolidated Financial Statements

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Alaska Communications Systems Group, Inc. (“we”, “our”, “us”, the “Company” and “Alaska Communications”), a Delaware corporation, through its operating subsidiaries, provides broadband telecommunication and managed information technology (“IT”) services to customers in the State of Alaska and beyond using its statewide and interstate telecommunications network.

The accompanying unaudited condensed consolidated financial statements represent the consolidated financial position, comprehensive income, stockholders’ equity and cash flows of Alaska Communications Systems Group, Inc. and the following wholly-owned subsidiaries.

•	Alaska Communications Systems Holdings, Inc. (“ACS Holdings”)	•	Crest Communications Corporation
•	ACS of Alaska, LLC (“ACSAK”)	•	WCI Cable, Inc.
•	ACS of the Northland, LLC (“ACSN”)	•	WCIC Hillsboro, LLC
•	ACS of Fairbanks, LLC (“ACSF”)	•	Alaska Northstar Communications, LLC
•	ACS of Anchorage, LLC (“ACSA”)	•	WCI LightPoint, LLC
•	ACS Wireless, Inc. (“ACSW”)	•	WorldNet Communications, Inc.
•	ACS Long Distance, LLC	•	Alaska Fiber Star, LLC
•	Alaska Communications Internet, LLC (“ACSI”)	•	TekMate, LLC
•	ACS Messaging, Inc.
•	ACS Cable Systems, LLC (“ACSC”)

In addition to the wholly-owned subsidiaries, the Company has a fifty percent controlling interest in ACS-Quintillion JV, LLC (“AQ-JV”), a joint venture formed by its wholly-owned subsidiary ACSC and Quintillion Holdings, LLC (“QHL”) in connection with the North Slope fiber optic network. See Note 14 “Joint Venture” for additional information.

Merger Agreement

On December 31, 2020, the Company entered into a definitive agreement to be acquired by a newly formed entity owned by ATN International, Inc. and Freedom 3 Investments IV, LP, a fund advised by Freedom 3 Capital, LLC. See Note 2 “Merger Agreement.”

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”) and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Certain information and note disclosures normally included in financial statements prepared in accordance with (“GAAP”) have been condensed or omitted in these interim financial statements. The Company believes the disclosures made are adequate to make the information presented not misleading.

The Company consolidates the financial results of the AQ-JV based on its determination that, for accounting purposes, it holds a controlling financial interest in the joint venture and is the primary beneficiary of this variable interest entity. The Company has accounted for and reported QHL’s fifty percent ownership interest in the joint venture as a noncontrolling interest.

Other than as described in the notes to the consolidated financial statements, as of the date of the accompanying consolidated financial statements, the COVID-19 pandemic has not had a material effect on the Company’s accounting policies, financial statements and disclosures.

In the opinion of management, the unaudited condensed consolidated financial statements contain all normal, recurring adjustments necessary to state fairly the consolidated financial position, comprehensive income, stockholders’ equity and cash flows for all periods presented. Comprehensive income for the three and six-month period ended June 30, 2021, is not necessarily indicative of comprehensive income which might be expected for the entire year or any other interim periods. The balance sheet at December 31, 2020 has been derived from the audited financial statements as of that date but does not include all information and notes required by GAAP for complete financial statements. Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and the accompanying notes, including estimates of operating revenues, probable losses and expenses. Actual results could differ materially from those estimates.

Recently Adopted Accounting Pronouncements

Effective in 2021, the Company adopted Accounting Standards Update (“ASU”) No. 2019-12, “Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes” (“ASU 2019-12”) on a prospective basis. The amendments in ASU 2019-12 remove certain exceptions to the general principals of Topic 740 and improve and simplify other areas of Topic 740. Adoption of ASU 2019-12 did not have a material effect on the Company’s financial statements and related disclosures.

Accounting Pronouncements Issued Not Yet Adopted

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). The amendments in ASU 2016-13, and subsequent amendments, introduce a forward-looking approach, based on expected losses, to estimate credit losses on certain types of financial instruments, including trade receivables. ASU 2016-13 is effective for the Company’s 2023 fiscal year and early adoption is permitted. Adoption on a modified-retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption is required. The Company is evaluating the effect ASU 2016-13 and subsequent updates will have on its financial statements and related disclosures.

2.	MERGER AGREEMENT

On December 31, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project 8 Buyer, LLC (“Parent”), and Project 8 MergerSub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which the Company will be acquired by ATN International, Inc. and Freedom 3 Investments IV, LP, a fund advised by Freedom 3 Capital, LLC. On December 31, 2020, the Company also terminated the previously announced merger agreement pursuant to which the Company would be acquired by an affiliate of Macquarie Capital (USA) and GCM Grosvenor through its Labor Impact Fund (the “Terminated Agreement”).

On the terms, and subject to the conditions, of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent. As a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held by (i) the Company (or a wholly-owned subsidiary that is disregarded for tax purposes), Parent or Merger Sub and (ii) stockholders of the Company who have validly exercised and perfected their appraisal rights under Delaware law) will be converted at the Effective Time into the right to receive $3.40 in cash, without interest, subject to any applicable withholding taxes (the “Merger Consideration”).

The Merger closed on July 22, 2021. As a result of the transaction, the Company became a consolidated, majority-owned subsidiary of ATN International, Inc.

During the six-months ended June 30, 2021, the Company incurred costs totaling $1,683 associated with the Merger Agreement consisting of attorney, financial advisory and other fees. The Company incurred costs totaling $9,550 in fiscal year 2020 associated with the Merger Agreement and the Terminated Agreement. These costs consisted of attorney, financial advisory and other fees of $2,750, and a termination fee of $6,800 paid upon termination of the Terminated Agreement. The costs are reported as “Transaction and termination costs” in the Consolidated Statements of Comprehensive Income.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

3.	REVENUE AND ACCOUNTS RECEIVABLE

Revenue Recognition Policies

Revenue Accounted for in Accordance with Accounting Standards Codification 606, “Revenue from Contracts with Customers” (“ASC 606”)

At contract inception, the Company assesses the goods and services promised to the customer and identifies the performance obligation for each promise to transfer a good or service that is capable of being distinct and is distinct within the context of the contract. The Company considers all performance obligations whether they are explicitly stated in the contract or are implied by customary business practices.

Beginning late in the first quarter of 2020, in response to the COVID-19 pandemic, the Company offered certain customers free or upgraded service, and suspended service termination and termination fees for late payment. These actions have not had a material impact on the Company’s existing contracts with its customers, the associated contract assets and liabilities and future performance obligations.

The Company’s broadband and voice revenue includes service, installation and equipment charges. Managed IT revenues include the sale, configuration and installation of equipment and the subsequent provision of ongoing IT services. The Company enters into contracts with its rural health care customers and is subject to various regulatory requirements associated with the provision of these services. Revenues associated with rural health care customers are recognized based on the amount the Company expects to collect as evidenced in its contract with the customer and the Company’s and customer’s agreement with the Federal Communications Commission (“FCC”) as the relevant service is provided. Regulatory access revenue includes (i) special access, which is primarily access to dedicated circuits sold to wholesale customers, substantially all of which is generated from interstate services; and (ii) cellular access, which is the transport of tariffed local network services between switches for cellular companies based on individually negotiated contracts. Regulatory access revenue is recognized as the service is provided to the customer. High-cost support revenue consists of interstate revenue streams structured by federal regulatory agencies that allow the Company to recover its cost of providing universal service in Alaska.

Disaggregation of Revenue

The following tables provide the Company’s revenue disaggregated on the basis of its primary markets, customers, products and services for the three and six-month periods ended June 30, 2021 and 2020.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
Business and Wholesale Revenue
Business broadband	$16,218	$16,258	$32,460	$31,897
Business voice and other	6,966	7,180	14,103	14,416
Managed IT services	902	1,300	2,119	2,527
Equipment sales and installations	3,168	1,192	5,786	2,606
Wholesale broadband	13,485	12,750	26,121	24,729
Wholesale voice and other	1,322	1,344	2,443	2,632

Total Business and Wholesale Revenue	42,061	40,024	83,032	78,807

Consumer Revenue
Broadband	6,857	6,796	13,802	13,488
Voice and other	2,215	2,380	4,445	4,829

Total Consumer Revenue	9,072	9,176	18,247	18,317

Regulatory Revenue
Access	5,586	5,333	11,185	10,751
High-cost support	4,924	4,923	9,847	9,847

Total Regulatory Revenue	10,510	10,256	21,032	20,598

Total Revenue	$61,643	$59,456	$122,311	$117,722

Business broadband revenue includes revenue associated with rural health care customers. Consumer voice and other revenue includes revenue associated with the FCC’s Lifeline program.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

Timing of Revenue Recognition

Revenue consisted of the following for the three and six-month periods ended June 30, 2021 and 2020.

	Three Months Ended		Six months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Services transferred over time	$58,475	$58,264	$116,525	$115,116
Goods transferred at a point in time	3,168	1,192	5,786	2,606
Total revenue	$61,643	$59,456	$122,311	$117,722

Transaction Price Allocated to Remaining Performance Obligations

The aggregate amount of the transaction price allocated to the remaining performance obligations for contracts with customers that are unsatisfied, or partially unsatisfied, accounted for in accordance with ASC 606 was approximately $64,623 at June 30, 2021. Revenue will be recognized as the Company satisfies the associated performance obligations. For equipment delivery, installation and configuration, and certain managed IT services, which comprise approximately $1,928 of the total, the performance obligation is currently expected to be satisfied during the next twelve months. For business broadband, voice and other managed IT services, which comprise approximately $62,695 of the total, the performance obligation will be satisfied as the service is provided over the terms of the contracts, which range from one to ten years. The Company’s agreements with its consumer customers are typically on a month-to-month basis. Therefore, the Company’s provision of future service to these customers is not reflected in the above discussion of future performance obligations.

Contract Assets and Liabilities

The Company incurs certain incremental costs to obtain contracts that it expects to recover. These costs consist primarily of sales commissions and other directly related incentive compensation payments (reported as contract additions in the table below) which are dependent upon, and paid upon, successfully entering into individual customer contracts.

The table below provides a reconciliation of the contract assets associated with contracts with customers accounted for in accordance with ASC 606 for the six-month period ended June 30, 2021. Contract modifications did not have a material effect on contract assets in the six-month period ended June 30, 2021. Contract assets are classified as “Other assets” on the consolidated balance sheet.

	2021	2020
Balance at January 1	$6,568	$7,242
Contract additions	1,559	1,508
Amortization	(1,716)	(1,836)
Balance at June 30	$6,411	$6,914

The table below provides a reconciliation of the contract liabilities associated with contracts with customers accounted for in accordance with ASC 606 for the six-month period ended June 30, 2021. Contract liabilities consist of deferred revenue and are included in “Accounts payable, accrued and other current liabilities” and “Other long-term liabilities, net of current portion” on the consolidated balance sheet.

	2021	2020
Balance at January 1	$3,971	$3,903
Contract additions	1,165	354
Revenue recognized	(923)	(789)
Balance at June 30	$4,213	$3,468

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

Accounts Receivable

At June 30, 2021, the Company had gross accounts receivable of $35,124 and an allowance for doubtful accounts of $3,876. At December 31, 2020, the Company had gross accounts receivable of $45,953 and an allowance for credit losses of $4,060. The provision for uncollectible accounts is derived through an analysis of account aging profiles and a review of historical recovery experience. Accounts receivable are charged off against the allowance when management confirms it is probable amounts will not be collected. The COVID-19 pandemic has not required a revision of this policy. However, to the extent aging profiles, recovery experience and specific customer accounts have been affected by the COVID-19 pandemic, such affects are included in the allowance for doubtful accounts.

The following table presents the activity in the allowance for doubtful accounts for the six-month period ended June 30, 2021, which is associated entirely with the Company’s contracts with customers.

	2021	2020
Balance at January 1	$4,060	$4,627
Provision (recovery) for uncollectible accounts	290	(394)
Deductions	(474)	(116)
Balance at June 30	$3,876	$4,117

4.	OTHER CURRENT ASSETS

Prepayments and other current assets consist of the following at June 30, 2021 and December 31, 2020.

	2021	2020
Prepaid expense	$3,275	$2,619
Income tax receivable	2	353
Other	4,187	3,432
Total prepayments and other current assets	$7,464	$6,404

5.	CURRENT LIABILITIES

Accounts payable, accrued and other current liabilities consist of the following at June 30, 2021 and December 31, 2020.

	2021	2020
Accounts payable - trade	$17,521	$18,375
Accrued payroll, benefits, and related liabilities	11,758	14,587
Deferred capacity and other revenue	11,253	8,781
Advance billings	3,753	3,340
Other	8,109	4,617
Total accounts payable, accrued and other current liabilities	$52,394	$49,700

6.	LONG-TERM OBLIGATIONS

Long-term obligations consist of the following at June 30, 2021 and December 31, 2020.

	2021	2020
2019 senior secured credit facility due 2024	$164,470	$168,896
Debt discount	(1,251)	(1,523)
Debt issuance costs	(1,104)	(1,341)
Finance leases and other long-term obligations	2,571	2,676
Total long-term obligations	164,686	168,708
Less current portion	(9,075)	(9,067)
Long-term obligations, net of current portion	$155,611	$159,641

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

As of June 30, 2021, the aggregate contractual maturities of long-term obligations were as follows.

2021 (July 1 - December 31)	$4,536
2022 (January 1 - December 31)	11,333
2023 (January 1 - December 31)	15,851
2024 (January 1 - December 31)	133,018
2025 (January 1 - December 31)	145
Thereafter	2,158
Total maturities of long-term obligations	$167,041

2019 Senior Credit Facility

The Company’s 2019 Senior Credit Facility consists of an Initial Term A Facility in the amount of $180,000, a Revolving Facility in an amount not to exceed $20,000, a Delayed-Draw Term A Facility in an amount not to exceed $25,000, and Incremental Term A Loans up to an aggregate principal amount of the greater of $60,000 and trailing twelve month EBITDA, as defined in the agreement.

Amounts outstanding under the Initial Term A Facility, Revolving Facility, Delayed-Draw Facility and Incremental Term A Loans bear interest at LIBOR plus 4.5% per annum. The Company may, at its discretion and subject to certain limitations as defined in the agreement, select an alternate base rate at a margin that is 1.0% lower than the counterpart LIBOR margin. The weighted average interest rate on the 2019 Senior Credit Facility was 5.8% at June 30, 2021.

Principal payments on the Initial Term A Facility, Delayed-Draw A Facility and any amounts outstanding under the Incremental Term A Loans were due commencing in the third quarter of 2019 as follows: the third quarter of 2019 through the second quarter of 2020 – $1,125 per quarter; the third quarter of 2020 through the second quarter of 2022 – $2,250 per quarter; the third quarter of 2022 through the second quarter of 2023 – $3,375 per quarter; and the third quarter of 2023 through the fourth quarter of 2023 – $4,500 per quarter. The remaining outstanding principal balance, including any amounts outstanding under the Revolving Facility, is due on January 15, 2024. This schedule is subject to mandatory prepayments under certain conditions, including the Company’s generation of excess cash flow as defined in the agreement. As a result of the generation of excess cash flow in 2019, a prepayment of principal in the amount of $2,104 was required in the first quarter of 2020.

There were no amounts outstanding under the Revolving Facility, Delayed-Draw Term A Facility and Incremental Term A Loans at June 30, 2021.

The obligations under the 2019 Senior Credit Facility are secured by substantially all the personal property and real property of the Company, subject to certain agreed exceptions.

The 2019 Senior Credit Facility contains customary representations, warranties and covenants, including covenants limiting the incurrence of debt, the payment of dividends and repurchase of the Company’s common stock.

The 2019 Senior Credit Facility provides for events of default customary for credit facilities of this type, including non-payment defaults on other debt, misrepresentation, breach of covenants, representations and warranties, change of control, and insolvency and bankruptcy.

Under the terms of the 2019 Senior Credit Facility, the Company is required to enter into or obtain an interest rate hedge sufficient to effectively fix or limit the interest rate on borrowings under the agreement of a minimum of $90,000 with a weighted average life of at least two years. On June 28, 2019, the Company entered into two pay-fixed, receive-floating, interest rate swaps. Each swap is in the initial notional amount of $67,500, has an interest rate of 6.1735% inclusive of a 4.5% LIBOR spread, and a maturity date of June 30, 2022. The swaps are with different counter parties.

The 2019 Senior Credit Facility was retired on July 22, 2021 in conjunction with the Merger.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

7.	OTHER LONG-TERM LIABILITIES

Other long-term liabilities consist of the following at June 30, 2021 and December 31, 2020.

	2021	2020
Deferred revenue, net of current portion	$56,115	$54,576
Deferred GCI capacity revenue, net of current portion	25,937	26,965
Other	11,945	13,223
Total other long-term liabilities	$93,997	$94,764

Amortization of deferred revenue included in the Consolidated Statements of Comprehensive Income was $2,481 and $2,704 in the three-month periods ended June 30, 2021 and 2020, respectively, and $5,264 and $5,061 in the six-month periods ended June 30, 2021 and 2020, respectively.

8.	LEASES

Lease Agreements Under Which the Company is the Lessee

The Company enters into agreements for land, land easements, access rights, IRUs, co-located data centers, buildings, equipment, pole attachments and personal property. These assets are utilized in the provision of broadband and telecommunications services to the Company’s customers. Operating leases are included in operating lease right of use assets and current and noncurrent operating lease liabilities on the consolidated balance sheet. Finance leases are included in property, plant and equipment and current portion of long-term obligations and long-term obligations on the consolidated balance sheet.

Certain leases include a provision for early termination, typically in return for an agreed amount of consideration. Early terminations recorded in the six-month period ended June 30, 2021 were not material.

The Company has not entered into additional operating lease commitments that had not yet commenced as of June 30, 2021.

Short-term and variable lease cost recorded during the six-month periods ended June 30, 2021 and 2020 were not material.

The Company did not enter any sale and leaseback transactions during the three-month period ended June 30, 2021.

The following table presents lease costs for agreements under which the Company is the lessee for the three and six-month periods ended June 30, 2021 and 2020.

	Three Months Ended		Six months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Finance lease cost:
Amortization of right-of-use assets	$47	$47	$94	$94
Interest on lease liabilities	66	66	132	133
Operating lease costs	2,339	2,232	-	4,200
Total lease cost	$2,452	$2,345	$226	$4,427

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

The following table provides information included on the consolidated balance sheet for agreements under which the Company is the lessee as of June 30, 2021 and December 31, 2020.

	2021	2020
Operating leases:
Right of use assets	$99,403	$89,821

Liabilities - current	$3,254	$3,392
Liabilities - noncurrent	79,178	81,103
Total liabilities	$82,432	$84,495

Finance leases:
Property, plant and equipment	$5,800	$5,800
Accumulated depreciation and amortization	(3,981)	(3,887)
Property, plant and equipment, net	$1,819	$1,913

Current portion of long-term obligations	$75	$67
Long-term obligations, net of current portion	2,571	2,609
Total finance lease liabilities	$2,646	$2,676

The following table provides the maturities of the Company’s lease liabilities as of June 30, 2021.

	Operating	Financing
	Leases	Leases
2021 (excluding the six months ended June 30, 2021)	$4,221	$164
2022	8,396	336
2023	7,619	345
2024	7,426	355
2025	7,352	364
Thereafter	157,979	3,108
Total lease payments	192,993	4,672
Less imputed interest	(110,561)	(2,026)
Total present value of lease obligations	82,432	2,646
Present value of current obligations	(3,254)	(75)
Present value of long-term obligations	$79,178	$2,571

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

The following table presents other information about agreements under which the Company is the lessee as of and for the three and six-month periods ended June 30, 2021 and 2020.

	2021	2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases	$132	$133
Operating cash flows from operating leases	16,180	3,784
Financing cash flows from finance leases	30	24
Right-of-use assets obtained in exchange for operating lease liabilities	887	151
Weighted-average remaining lease term (in years):
Finance leases	12	13
Operating leases	28	27
Weighted-average discount rate:
Finance leases	9.8%	9.8%
Operating leases	6.9%	6.9%

Lease Agreements Under Which the Company is the Lessor

The Company’s agreements under which it is the lessor are primarily associated with the use of its network assets, including IRUs for fiber optic cable, colocation and buildings.

Certain leases include a provision for early termination, typically in return for an agreed amount of consideration. Early terminations recorded in the three-month period ended June 30, 2021 were not material.

The Company does not have material sublease arrangements as the lessor or lease arrangements with related parties.

The Company did not have sales-type leases or direct financing leases as of June 30, 2021.

The underlying assets associated with the Company’s operating leases are accounted for under ASC 360, “Property, Plant and Equipment.” The assets are depreciated on a straight-line basis over their estimated useful life, including any periods in which the Company expects to utilize the asset subsequent to termination of the lease.

The following table presents lease income for agreements under which the Company is the lessor for the three and six-month periods ended June 30, 2021 and 2020. Lease income is classified as revenue on the Statement of Comprehensive Income. The carrying value of the underlying leased assets is not material.

	Three Months Ended		Six months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Total lease income	$1,869	$1,424	$3,489	$2,595

The following table presents the maturities of future undiscounted lease payments at June 30, 2021 for the periods indicated.

2021 (excluding the six months ended June 30, 2021)	$850
2022	1,882
2023	1,779
2024	1,769
2025	1,701
Thereafter	6,019
Total future undiscounted lease payments	$14,000

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

9.	RETIREMENT PLANS

Multi-employer Defined Benefit Plan

Pension benefits for substantially all of the Company’s Alaska-based employees are provided through the Alaska Electrical Pension Fund (“AEPF”). The Company pays a contractual hourly amount based on employee classification or base compensation to the AEPF. As a multi-employer defined benefit plan, the accumulated benefits and plan assets are not determined for, or allocated separately to, the individual employer. This plan was not in endangered or critical status during the plan year.

Defined Benefit Plan

The Company has a separate defined benefit plan that covers certain employees previously employed by Century Telephone Enterprise, Inc. (“CenturyTel Plan”). This plan was transferred to the Company in connection with the acquisition of CenturyTel, Inc.’s Alaska properties, whereby assets and liabilities of the CenturyTel Plan were transferred to the ACS Retirement Plan (the “Plan”) on September 1, 1999. As of June 30, 2021, the Plan is not fully funded under the Employee Retirement Income Security Act of 1974, as amended.

The following table presents the net periodic pension expense for the ACS Retirement Plan for the three-month periods ended June 30, 2021 and 2020.

	Three Months Ended		Six months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Interest cost	$119	$117	$238	$234
Expected return on plan assets	(184)	(186)	(368)	(371)
Amortization of loss	39	36	78	71
Net periodic pension expense	$(26)	$(33)	$(52)	$(66)

Net periodic pension expense is included in the line item “Other income, net” in the Statements of Comprehensive Income.

10.	STOCK INCENTIVE PLANS

The Company grants Restricted Stock Units (“RSUs”) and Performance Stock Units (“PSUs”) as the primary equity-based incentive compensation for executive and certain non union-represented employees. In conjunction with the Merger all RSU and PSU grants awarded were either exchanged for cash, the right to receive cash in the future, or cancelled.

In the first quarter of 2021, long-term cash awards were issued to the Company’s officers and certain other employees in lieu of equity awards. These awards consist of (i) time-based fixed cash awards, vesting of which is subject to the continued service of the recipient over consecutive three one-year periods, and (ii) long-term performance cash awards, vesting of which is subject to the achievement of a cumulative Company financial performance metric over a three-year period and the continued service of the recipient.

Restricted Stock Units

The Company measures the fair value of RSUs based on the number of shares granted and the quoted closing market price of the Company’s common stock on the date of grant. Expense associated with RSUs is recognized utilizing the graded vesting methodology.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

The following table summarizes the RSU, long-term incentive plan and non-employee director stock compensation activity for the six-month period ended June 30, 2021.

		Weighted
		Average
		Grant Date
	Number	Fair
	of Units	Value
Nonvested at December 31, 2020	876	$2.20
Granted	-	-
Vested	(469)	2.11
Canceled or expired	(3)	2.61
Nonvested at June 30, 2021	404	$2.30

The 404 nonvested stock units outstanding were cancelled and exchanged for $3.40 per share as part of the Merger.

Performance Stock Units

Vesting of a portion of the PSUs issued in 2020 is subject to the Company’s achievement of a three-year cumulative performance target for the years 2020, 2021 and 2022, subject to approval by the Compensation and Personnel Committee of the Board of Directors.

PSUs granted in the third quarter of 2019 will vest at the end of the three-year period ending in March 2022 subject to the achievement of a cumulative Company performance target.

The following table summarizes the PSU activity for the six-month period ended June 30, 2021.

		Weighted
		Average
		Grant Date
	Number	Fair
	of Units	Value
Nonvested at December 31, 2020	1,174	$1.50
Granted	-	-
Vested	(401)	0.46
Canceled or expired	-	-
Nonvested at June 30, 2021	773	$2.04

Subsequent to June 30, 2021, and in conjunction with the Merger agreement, the Company determined that the performance targets for 683 PSUs were achieved, and those awards were converted to the right to receive $3.40 per share. Additionally, the Company determined that the performance targets for 90 PSUs were not achieved, and those awards were cancelled.

The following table provides selected information about the Company’s share-based compensation as of and for the three and six month periods ended June 30, 2021 and 2020.

	Three Months Ended		Six months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Total compensation cost for share-based payments	$389	$409	$778	$718
Weighted average grant-date fair value of equity instruments granted (per share)	$-	$2.41	$-	$2.41
Total fair value of shares vested during the period	$919	$370	$1,524	$1,618

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

11.	FAIR VALUE MEASUREMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS

Fair Value Measurements

The Company has developed valuation techniques based upon observable and unobservable inputs to calculate the fair value of non-current monetary assets and liabilities. Observable inputs reflect market data obtained from independent sources and unobservable inputs reflect internal market assumptions. These two types of inputs create the following fair value hierarchy:

●	Level 1 - Quoted prices for identical instruments in active markets.

●	Level 2 - Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

●	Level 3 - Significant inputs to the valuation model are unobservable.

Financial assets and liabilities are classified within the fair value hierarchy in their entirety based on the lowest level of input that is significant to the fair value measurements. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured, as well as their level within the fair value hierarchy.

The fair values of cash equivalents, restricted cash, other short-term monetary assets and liabilities and finance leases approximate carrying values due to their nature. The carrying values of the Company’s senior credit facilities and other long-term obligations of $165,790 and $170,049 at June 30, 2021 and December 31, 2020, respectively, approximate fair value primarily as a result of the stated interest rates of the 2019 Senior Credit Facility approximating current market rates (Level 2).

The following table presents the Company’s financial assets measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020, at each hierarchical level.

	June 30, 2021				December 31, 2020
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
Other long-term liabilities:
Interest rate swaps	$1,872	$-	$1,872	$-	$2,784	$-	$2,784	$-

Derivative Financial Instruments

The Company currently uses interest rate swaps to manage variable interest rate risk. At low LIBOR rates, payments under the swaps increase the Company’s cash interest expense, and at high LIBOR rates, they have the opposite effect.

The outstanding amount of the swaps as of a period end are reported on the balance sheet at fair value, represented by the estimated amount the Company would receive or pay to terminate the swaps. They are valued using models based on readily observable market parameters for all substantial terms of the contracts and are classified within Level 2 of the fair value hierarchy.

Under the terms of the 2019 Senior Credit Facility, the Company is required to enter into or obtain an interest rate hedge sufficient to effectively fix or limit the interest rate on borrowings under the agreement of a minimum of $90,000 with a weighted average life of at least two years. On June 28, 2019, the Company entered into two pay-fixed, receive-floating, interest rate swaps. Each swap is in the initial notional amount of $67,500, has an interest rate of 6.1735% inclusive of a 4.5% LIBOR spread, and a maturity date of June 30, 2022. The swaps are with different counter parties. Changes in fair value of interest rate swaps are recorded to accumulated other comprehensive loss and reclassified to interest expense when the hedged transaction is recognized in earnings. Cash payments and receipts associated with interest rate swaps are classified as cash flows from operating activities.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

The following table presents the notional amount, fair value and balance sheet classification of the Company’s derivative financial instruments designated as cash flow hedges as of June 30, 2021 and December 31, 2020.

		Notional	Fair
	Balance Sheet Location	Amount	Value
At June 30 2021:
Interest rate swaps	Other long-term liabilities	$124,875	$1,872
At December 31, 2020:
Interest rate swaps	Other long-term liabilities	$128,250	$2,784

12.	ACCUMULATED OTHER COMPREHENSIVE LOSS

The following table summarizes the activity in accumulated other comprehensive loss for the six-month period ended June 30, 2021.

	Defined
	Benefit
	Pension	Interest
	Plan	Rate Swaps	Total
Balance at December 31, 2020	$(4,347)	$(1,993)	$(6,340)
Net other comprehensive income	56	652	708
Balance at June 30, 2021	$(4,291)	$(1,341)	$(5,632)

13.	STOCKHOLDERS’ EQUITY

Dividends

The Company’s dividend policy is set by the Company’s Board of Directors and is subject to the terms of its credit facilities and the continued current and future performance and liquidity needs of the Company. Dividends on the Company’s common stock are not cumulative to the extent they are declared. On March 9, 2020, the Company’s Board of Directors declared a one-time cash dividend of $0.09 per share of common stock to be paid on June 18, 2020 to shareholders of record as of the close of business on April 20, 2020. The dividend totaled $4,852 of which $4,836 was paid in the second and third quarters of 2020. The remaining $16 is associated with deferred Board of Directors compensation and will be paid in future periods.

14.	JOINT VENTURE

The table below provides certain financial information about the AQ-JV included on the Company’s consolidated balance sheet at June 30, 2021 and December 31, 2020. Cash may be utilized only to settle obligations of the joint venture. Because the joint venture is an LLC, and the Company has not guaranteed its operations, the joint venture’s creditors do not have recourse to the general credit of the Company.

	2021	2020
Cash	$381	$270
Property, plant and equipment, net of accumulated depreciation of $556 and $506	$1,585	$1,635

The operating results and cash flows of the joint venture in the six-month periods of 2021 and 2020 were not material to the Company’s consolidated financial results.

15.	SUPPLEMENTAL CASH FLOW INFORMATION

Restricted cash of $1,326 at June 30, 2021 and December 31, 2020 consisted of certificates of deposit of $1,300 required under the terms of certain contracts to which the Company is a party and other restricted cash of $26.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited, In Thousands Except Per Share Amounts)

The following table presents supplemental non-cash transaction information for the six month periods ended June 30, 2021 and 2020.

	2021	2020
Supplemental Non-cash Transactions:
Capital expenditures incurred but not paid at June 30	$1,214	$5,285
Dividends payable at June 30	$16	$32
Additions to ARO asset	$10	$83
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$887	$151

16.	BUSINESS SEGMENTS

The Company operates its business under a single reportable segment. The Company’s chief operating decision maker assesses the financial performance of the business as follows: (i) revenues are managed on the basis of specific customers and customer groups; (ii) costs are managed and assessed by function and generally support the organization across all customer groups or revenue streams; (iii) profitability is assessed at the consolidated level; and (iv) investment decisions and the assessment of existing assets are based on the support they provide to all revenue streams.

17.	COMMITMENTS AND CONTINGENCIES

The Company enters into purchase commitments with vendors in the ordinary course of business, including minimum purchase agreements. The Company also has long-term purchase contracts with vendors to support the on-going needs of its business. These purchase commitments and contracts have varying terms and in certain cases may require the Company to buy goods and services in the future at predetermined volumes and at fixed prices.

In February 2020, the Company received a draft audit report from USAC in connection with USAC’s inquiry into the Company’s funding requests under the Rural Health Care program for certain customers for funding years 2012 through 2016 (July 2012 through June 2017). The draft audit report alleges violations of the FCC’s rules for establishing rural rates and urban rates, the provisioning and billing of ineligible services and products, and violations of the FCC’s competitive bidding rules. The Company intends to vigorously defend against the conclusions of the draft audit report and, if necessary, appeal the final audit findings. Based on these draft findings, the Company has determined that it is probable that resolution of these matters will result in the recognition of a contingent liability and charge to expense. The Company does not currently have sufficient information to reasonably estimate the amount, or a range, of the potential charge.

The Company is involved in various other claims, legal actions and regulatory proceedings arising in the ordinary course of business and establishes an accrual when a specific contingency is probable and estimable. The Company recorded litigation accruals totaling $2,672 at June 30, 2021 against certain current claims and legal actions. The Company also faces contingencies that are reasonably possible to occur that cannot currently be estimated. The Company believes that the disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, comprehensive income or cash flows. It is the Company’s policy to expense costs associated with loss contingencies, including any related legal fees, as they are incurred.

18.	SUBSEQUENT EVENTS

The Merger closed on July 22, 2021. As a result of the transaction, the Company became a consolidated, majority-owned subsidiary of ATN International, Inc.

Management has evaluated subsequent events through August 8, 2022, which is the date the consolidated financial statements were available to be issued.